                                                                    EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 15, 1999, appearing on page 45 of National Information Group's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Francisco, CA
March 31, 1999